       As filed with the Securities and Exchange Commission on December 12, 2001
                                                   Commission  File    333-51516
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MATRIX BANCORP, INC.
             (Exact name of registrant as specified in its charter)

       Colorado                                        84-1233716
(State of Incorporation)                    (I.R.S. Employer Identification No.)

   1380 Lawrence Street, Suite 1410
          Denver, Colorado                                     80204
(Address of Principal Executive Offices)                     (Zip Code)

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                 with a copy to:

Guy A. Gibson, President and CEO                Steven F. Carman
Matrix Bancorp, Inc.                            Blackwell Sanders Peper Martin LLP
1380 Lawrence Street, Suite 1410                Two Pershing Square
Denver, Colorado  80204                         2300 Main Street, Suite 1000
(303) 595-9898                                  Kansas City, Missouri  64108
                                                (816) 983-8000
 (Name, address and telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

         Matrix Bancorp, Inc. a Colorado corporation (the "Company"), is filing this post-effective amendment to deregister certain Deferred Compensation
Obligations originally registered pursuant to the Registration Statement on Form
S-8 filed on December 8, 2000 (File No. 333-51516) to be sold under the Matrix
Bancorp, Inc. Executive Deferred Compensation Plan (the "Initial Plan").
Deferred Compensation Obligations in the total principal amount of $2,000,000 were registered on the Form S-8.

         The Company has since adopted its Amended and Restated Executive
Deferred Compensation Plan (the "Amended Plan"), which amends and restates the terms of the Initial Plan. The total principal amount of Deferred Compensation
Obligations that were originally registered on the Form S-8 but are unsold as of the date hereof is $1,734,565.80 (the "Carried Forward Obligations"). The
Carried Forward Obligations are hereby deregistered.

         Contemporaneously with the filing of this Post-Effective Amendment No.
1 to the Registration Statement on Form S-8 (File No. 333-51516), the Company is
filing a Registration Statement on Form S-8 to register the Carried Forward
Obligations and shares of the Company's Common Stock for offer and sale pursuant to the Amended Plan.

         In accordance with the principles set forth in Interpretation 89 under
Section G of the Manual of Publicly Available Telephone Interpretations of the
Division of Corporate Finance of the Securities and Exchange Commission (July
1997) and Instruction E to the General Instructions to Form S-8, this
Post-Effective Amendment No. 1 is hereby filed (i) to deregister the Carried
Forward Obligations from the Registration Statement on Form S-8 (File No.
333-51516) relating to the Initial Plan, and (ii) to carry over the registration fees paid for the Carried Forward Obligations from the Registration Statement on
Form S-8 (File No. 333-51516) filed for the Initial Plan to the Registration
Statement on Form S-8 for the Amended Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended
(the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective
Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of Denver, State of Colorado, on November 15, 2001.

                                      MATRIX BANCORP, INC.

                                      By: /s/ Guy A. Gibson
                                        ----------------------------------------
                                        Guy A. Gibson, President and
                                        Chief Executive Officer

                                       3

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Positions                                            Date
----                                        ---------                                            ----

                     *                      President, Chief Executive Officer          November 15, 2001
------------------------------------        and Director
Guy A. Gibson

                    *                       Chairman of the Board                       November 15, 2001
------------------------------------
Richard V. Schmitz

                   *                        Vice Chairman and Director                  November 15, 2001
------------------------------------
D. Mark Spencer

                  *                         Senior Vice President,                      November 15, 2001
------------------------------------        Chief Financial Officer and
David W. Kloos                              Director (Principal Financial
                                            and Accounting Officer)

/s/ Robert T. Slezak                        Director                                    November 15, 2001
------------------------------------
Robert T. Slezak

/s/ Lester Ravitz                           Director                                    November 15, 2001
------------------------------------
Lester Ravitz

                  *                         Director                                    November 15, 2001
------------------------------------
David A. Frank

/s/ Mark L. Korell                          Director                                    November 15, 2001
------------------------------------
Mark L. Korell

* By: /s/ T. Allen McConnell
     -----------------------
     T. Allen McConnell
     Attorney-in-Fact